Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, Michael S. Poirier, Chief Executive Officer of Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), and Christopher L. Lotz, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to his knowledge (1) the quarterly report on Form 10-Q of the Company for the three months ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2023

By:	/s/ Michael S. Poirier
Name:	Michael S. Poirier
Title:	Chief Executive Officer (Principal Executive Officer)

November 14, 2023

By:	/s/ Christopher L. Lotz
Name:	Christopher L. Lotz
Title:	Vice President of Finance, Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)

These certifications accompanying and being “furnished” with this Report, shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.